  As filed with the Securities and Exchange Commission on September 16, 1997
                                                         File No. 333-_________
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                TELTREND INC.
           (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                              13-3476859
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                             620 STETSON AVENUE
                      ST. CHARLES, ILLINOIS  60174-1700
                  (Address of Principal Executive Offices)

                    TELTREND INC. 1996 STOCK OPTION PLAN
                          (Full Title of the Plan)

                            DOUGLAS P. HOFFMEYER
              VICE PRESIDENT, FINANCE, SECRETARY AND TREASURER
                                TELTREND INC.
                             620 STETSON AVENUE
                     ST. CHARLES, ILLINOIS   60174-1700
                   (Name and Address of Agent For Service)

                         TELEPHONE:  (630) 377-1700
        (Telephone Number, Including Area Code, of Agent For Service)

                        COPIES OF COMMUNICATIONS TO:
                          TIMOTHY R. DONOVAN, ESQ.
                               JENNER & BLOCK
                                ONE IBM PLAZA
                          CHICAGO, ILLINOIS   60611
                               (312) 222-9350

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                          Proposed      Proposed
                                                           Maximum       Maximum
                                          Amount to       Offering      Aggregate     Amount of
                                              be          Price Per      Offering    Registration
Title of Securities to be Registered      Registered       Share(*)      Price(*)       Fee(*)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share (including associated
preferred share purchase rights)            700,000       $16.0313      $11,221,875   $3,400.57
=================================================================================================


(*) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the high and the low sales prices of the shares quoted on the Nasdaq Stock Market on September 12, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.
        Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. Not required to be included herewith.



                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        This Registration Statement on Form S-8 relates to the registration of shares of the common stock, $.01 par value per share (the "Common Stock"), including the associated preferred share purchase rights, of Teltrend Inc. (the "Company" or the "Registrant").

        The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement and made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 27, 1996;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended October 26, 1996;

        (c) The Company's Current Reports on Form 8-K dated January 16, 1997 and April 18, 1997;

        (d) The Company's Quarterly Report on Form 10-Q for the quarter ended January 25, 1997;

        (e) The Company's Quarterly Report on Form 10-Q for the quarter ended April 26, 1997; and

        (f) The descriptions of the Common Stock and associated preferred share purchase rights contained in the Company's Registration Statements on Form 8-A, originally filed with the Commission on May 23, 1995 and January 27, 1997, respectively, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities registered hereunder have been issued or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), provides that, pursuant to Delaware law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate a director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, this provision shall not limit or eliminate the liability of a director for:
(i) breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) any transaction from which the director derived an improper personal benefit; and (iv) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL").

        Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers. The Company's Restated Certificate of Incorporation and its Amended and Restated Bylaws (the "Bylaws") provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by the DGCL as it currently exists or may thereafter be amended. The Bylaws also provide that the Company has no obligation to indemnify any director or executive officer of the Company for expenses or payments of profits arising from the purchase and sale by any such person of securities in violation of Section 16(b) of the Exchange Act. In addition, the Company has entered into separate indemnification agreements with each of its directors and executive officers which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        The Company has in force an insurance policy which insures the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors, within the limits and subject to the limitations of the policy.

        On June 8, 1995 and October 24, 1995, the Company entered into underwriting agreements (the "Underwriting Agreements") with the underwriters of the 1995 public offerings of the Company's Common Stock. Pursuant to the Underwriting Agreement for each offering, the Company agreed to indemnify the underwriters of such offering and such underwriters agreed to indemnify the Company against certain liabilities, including liabilities under the Act. The Underwriting Agreement for each offering also provides for indemnification of directors, officers and controlling persons of the Company by the underwriters of such offering against certain liabilities, including certain liabilities under the Act.

        The Company is party to a Registration Rights and Lock-Up Agreement, dated as of April 10, 1995, with certain of its stockholders (the "Registration Agreement"). Pursuant to the Registration Agreement, these stockholders have certain rights to have specified shares of the Company's equity securities registered under the Act. Each stockholder who is party to the Registration Agreement has agreed to indemnify each director, officer and controlling person of the Company against liabilities related to such stockholder's statements or omissions in connection with any registration of such stockholder's shares pursuant to the terms of the Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement.



  EXHIBIT
    NO.                         DESCRIPTION OF EXHIBITS
  -------    ------------------------------------------------------------------
    4.1      Specimen Common Stock Certificate of the Registrant (incorporated by reference to the Registrant's Registration Statement on
             Form S-1, originally filed with the Commission on April 11, 1995,
             Registration No. 33-91104).

    4.2      Articles Fourth, Seventh, Eighth, Tenth and Twelfth of the Restated
             Certificate of Incorporation of the Registrant, as amended
             (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 1995, File No.
             0-26114).

    4.3      Articles I, II (Sections 1 and 3), IV (Sections 1 through 6), V
             (Section 3) and VI of the Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's
             Registration Statement on Form S-1, originally filed with the Commission on April 11, 1995, Registration No. 33-91104).

    4.4      Rights Agreement, dated January 16, 1997, between Teltrend Inc. and
             LaSalle National Bank as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K dated January 16,
             1997).

    4.5      Form of Rights Certificate (incorporated by reference to Exhibit
             B to the Rights Agreement filed as Exhibit 4.4 herewith).

    5.1 Opinion of Jenner & Block regarding validity of registered securities.

   15        None.

   23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Jenner & Block (filed as part of Exhibit 5.1).

   24.1      Powers of Attorney of the following directors of the Company:
             Carl M. Mueller, Frank T. Cary, William R. Delk, Harry Crutcher,
             III, Donald R. Hollis, Bernard F. Sergesketter and Susan B. Major.

   99 Teltrend Inc. 1996 Stock Option Plan (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 1997, File No. 0-26114).



ITEM 9. UNDERTAKINGS.

1.      The undersigned Registrant hereby undertakes:


        a. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement);

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        b. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Illinois, on September 12, 1997.

                                         TELTREND INC.



                                         By /s/  Howard L. Kirby, Jr.
                                            -----------------------------------
                                            Howard L. Kirby, Jr., President and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE              CAPACITY                             DATE
      ---------              --------                             ----
/s/ Howard L. Kirby, Jr.          President and Chief     September 12, 1997
--------------------------       Executive Officer and
Howard L. Kirby, Jr.                   Director
                             (Principal Executive Officer)

/s/ Douglas P. Hoffmeyer        Vice President, Finance,  September 12, 1997
--------------------------      Secretary and Treasurer
Douglas P. Hoffmeyer         (Principal Financial Officer)

Carl M. Mueller, Frank T. Cary,       Directors           September 12, 1997
William R. Delk, Harry
Crutcher, III, Donald R. Hollis,
Bernard F. Sergesketter and
Susan B. Major

By: /s/ Douglas P. Hoffmeyer
-------------------------------
Douglas P. Hoffmeyer
Attorney-in-Fact


                                EXHIBIT INDEX

  EXHIBIT
    NO.                         DESCRIPTION OF EXHIBITS
  -------    ------------------------------------------------------------------
    4.1      Specimen Common Stock Certificate of the Registrant (incorporated by reference to the Registrant's Registration Statement on
             Form S-1, originally filed with the Commission on April 11, 1995,
             Registration No. 33-91104).

    4.2      Articles Fourth, Seventh, Eighth, Tenth and Twelfth of the Restated
             Certificate of Incorporation of the Registrant, as amended
             (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 1995, File No.
             0-26114).

    4.3      Articles I, II (Sections 1 and 3), IV (Sections 1 through 6), V
             (Section 3) and VI of the Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's
             Registration Statement on Form S-1, originally filed with the Commission on April 11, 1995, Registration No. 33-91104).

    4.4      Rights Agreement, dated January 16, 1997, between Teltrend Inc. and
             LaSalle National Bank as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K dated January 16,
             1997).

    4.5      Form of Rights Certificate (incorporated by reference to Exhibit
             B to the Rights Agreement filed as Exhibit 4.4 herewith).

    5.1 Opinion of Jenner & Block regarding validity of registered securities.

   15        None.

   23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Jenner & Block (filed as part of Exhibit 5.1).

   24.1      Powers of Attorney of the following directors of the Company:
             Carl M. Mueller, Frank T. Cary, William R. Delk, Harry Crutcher,
             III, Donald R. Hollis, Bernard F. Sergesketter and Susan B. Major.

   99 Teltrend Inc. 1996 Stock Option Plan (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 1997, File No. 0-26114).
